Exhibit 10.1

S.Y. BANCORP, INC.

RESTRICTED STOCK UNIT
GRANT AGREEMENT
2012

This Restricted Stock Unit (" RSU") Grant Agreement (this "Agreement" or "Award") dated as of _____________________, 20___ (the "Grant Date"), is between S.Y. Bancorp, Inc. (the "Company") and _______________________________ (the "Grantee").

RECITALS

A.           The Company adopted the S.Y. Bancorp, Inc. 2005 Stock Incentive Plan (the "Plan").  The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee").

B.            The Committee has designated the Grantee as a Participant in the Plan, and wishes to set forth in this Agreement the Grantee's a right to receive up to that number of RSUs set forth herein.  Each RSU represents the right to receive one share of the Company's Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan.

AGREEMENTS

            The Grantee and the Company agree as follows:

            1.         Grant of Restricted Stock Units.  The Company grants to Grantee _____________ RSUs (the "Maximum Number") on the terms and conditions set forth below and in the Plan.

            2.         Transfer Restriction. Until the delivery of shares of Common Stock with respect to the RSUs in accordance with the terms of this Award, the RSUs may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution.  Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of the RSUs not specifically permitted by the Plan or this Award shall be null and void and without effect.

            3.         Performance Restrictions; Vesting and Payment.  Except as provided in Sections 4 and  5 below regarding Termination of Employment or a Change of Control, if and to the extent that the performance criteria set forth on Exhibit A attached hereto are met as of the end of the Performance Period, as determined by the Committee, the resulting Applicable Percentage of the Maximum Number of RSUs shall vest and become nonforfeitable.  Any RSUs that do not vest in accordance with the foregoing provisions of this Section 3 shall terminate as of the end of the Performance Period.  The Applicable Percentage shall be determined by the Committee in March following the end of the Performance Period and applied to the Maximum Number then rounded down to a whole number of shares, and the resulting number of shares of Common Stock will be issued in satisfaction of the Award before the end of that month.  Any such determination by the Committee shall be final and binding.

            4.         Termination of Employment Prior to the End of the Performance Period.  The following provisions shall apply in the event of Grantee's Termination of Employment prior to the end of the Performance Period:

4.1       Except as expressly provided below in Sections 4.2 or Section 6, in the event of Grantee's Termination of Employment for any reason prior to the end of the Performance Period, the RSUs held by Grantee shall be automatically forfeited by the Grantee as of the date of Grantee's Termination of Employment.  Neither the Grantee nor any of the Grantee's successors, heirs, assigns or personal representatives shall have any rights or interests in any RSUs that are so forfeited.

            4.2       Notwithstanding Section 4.1, if a Grantee experiences a Termination of Employment is the result of  (i) the Grantee's death, Disability (as defined in the Company's long term disability Plan of general application), or (ii) on or after age 60 (a "Qualifying Termination"), a pro rata portion of Common Stock with respect to the RSUs shall be issued at the time set forth in Section 3 above, as set forth below:

4.2.1    In the event of a Qualifying Termination prior to completion of the Performance Period, the Applicable Percentage of RSUs shall be determined through the end of the Performance Period in the same manner as it would for a grantee who is still employed on that date, but that percentage shall be subject to further adjustment equal to (i) the number of RSUs subject to the Award that would have vested in accordance with Section 3 above (assuming no Termination of Employment had occurred), multiplied by (ii) a service fraction, the numerator of which is the number of full months the Grantee was employed or rendering services following the Grant Date through the date of Grantee's Termination of Employment, and the denominator of which is the number of months in the Performance Period. Any RSUs that do not vest in accordance with the foregoing provisions of this Section 4.2.1 shall terminate and be forfeited as of the end of the Performance Period.

4.2.2    Notwithstanding Section 4.2.1, if a 409A Change (as defined below) occurs after a Qualifying Termination and prior to completion of the Performance Period, upon the date of the 409A Change, the Grantee shall vest in a prorated number of RSUs determined as described in Section 5 below, but multiplied by a service fraction, the numerator of which is the number of full months the Grantee was employed or rendering services following the Grant Date through the date of Grantee's Termination of Employment, and the denominator of which is the number of months in the Performance Period that expired between the Grant Date and the 409A Change.  Such number of RSUs shall be paid in cash or by delivery of shares of stock as provided in Section 5 below.  Any RSUs that do not vest under this provision shall terminate and be forfeited as of the date of the Change of Control.

            5.         Change of Control.  In the event a Change of Control which also constitutes a change in ownership or effective control or a change in ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code (a "409A Change") occurs prior to both completion of the Performance Period and a Termination of Employment (other than a Qualifying Termination, which shall be governed by Section 4.2.2 above), a number of RSUs shall become fully vested on the date of such 409A Change as if all performance were at the Target performance level set out on Exhibit A for the Performance Period. Absent a resolution of the Board consistent with Article 11 of the Plan to have the securities resulting from the Change in Control substituted for the number of shares of Common Stock that would otherwise have been issued based on such vesting, each vested RSU shall be converted to cash based on the Fair Market Value received by shareholders of record for Common Stock in the Change of Control, and within 5 days after the 409A Change, such cash amount shall be paid to the Grantee. Any RSUs that do not vest under this provision shall terminate and be forfeited as of the date of the Change of Control.

            6.         Tax Withholding.  The Company (or Bank, as the employer) shall withhold from wages otherwise due, or retain from any payment to Grantee in respect of the RSUs, or take such other action which Company deems necessary to satisfy any income or other tax withholding requirements as a result of the vesting of RSUs and issuance of Common Stock related thereto.  Unless an affirmative election is made by the Participant before the end of the Performance Period (or Change in Control, if earlier) to remit already-owned shares of Common Stock or a cash payment or to have amounts debited from other wages due, or some combination thereof, Grantee shall be deemed to have elected to satisfy any federal and state tax withholding requirements through a reduction in the number of shares of Common Stock issuable upon vesting, equal to their Fair Market Value based on the amount of withholding taxes reasonably estimated by the Company to be due upon vesting.

            7.         Delay in Payment to Specified Employees.  Notwithstanding anything herein to the contrary, the date of delivery of Common Shares (or cash in lieu thereof if required hereby) to the Grantee shall be delayed if payment would otherwise be required hereunder after Termination of Employment (other than on account of Death) and before 6 months have elapsed from that termination date, if the Grantee is a Specified Employee and the circumstances of payment require delay under 409A of the Code. "Specified Employee" shall have the meaning given in Treas. Reg. Section 1.409A-1(i) (or any successor thereto) using the prior calendar year as the determination period.

            8.         Definitions.  Unless provided to the contrary in this Agreement, the definitions contained in the Plan and any amendments thereto shall apply to this Agreement.

9.         Restrictions Imposed by Law.  Notwithstanding any other provision of this Agreement, Grantee agrees that the Company will not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed.

            10.       No Shareholder Status; No Dividends.  Grantee shall have no rights as a shareholder with respect to any RSUs or shares of Common Stock under this Agreement until such shares have been duly issued and delivered to Grantee, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting the shares prior to such issuance.  Grantee shall have no Cash Dividend Rights with respect to the RSUs.

            11.       Modification, Amendment and Cancellation.  The Board of Directors of the Company shall have the right unilaterally to modify, amend or cancel this Award in accordance with the terms of the Plan.  This Award shall be subject to adjustment for changes in the Company's capitalization as provided in the Plan.

            12.       Provisions Consistent with Plan.  This Agreement is intended to be construed to be consistent with, and is subject to, all applicable provisions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.

S.Y. BANCORP, INC.

By:

Title:

Date:

GRANTEE:

[Name of Grantee]
(acknowledging receipt and conditions set out above)

Date:

EXHIBIT A

PERFORMANCE-BASED VESTING

Subject to Sections 4 and 5 of this Grant Agreement, the RSUs shall vest and become nonforfeitable in the Applicable Percentage of the Maximum Number of RSUs. The Applicable Percentage shall range from 0-100% and shall be determined based on the Company's actual EPS Aggregate Annual Growth for the Performance Period, plus the Company's Percentile ROAA Ranking for the Performance Period, with the portion of the Applicable Percentage related to each performance measure as set forth in the charts below:

Percentile ROAA Ranking		Applicable
		Percentage
Maximum: 90th or higher		50%
Target: 75th - 89th		25%
Minimum: 51st - 74th		10%
50th or below		0%
	Plus

Aggregate
Three Year EPS		Applicable
		Percentage
Maximum: $6.57 or higher		50%
Target: $6.01 – $6.56		25%
Minimum: $5.41- $6.00		10%
Below $5.41		0%

For example, if at the end of the Performance Period the Committee determined that the Company ranked above the 90th percentile to peers in ROAA, and Aggregate EPS for the three year is $6.57, the Applicable Percentage would be 100% and the Maximum Number of RSUs would be converted to and paid in shares of Common Stock.  The performance of the Company during the Performance Period shall be measured against the base EPS for the fiscal year immediately prior to the start of the Performance Period.

Any RSUs that do not vest based on the performance requirements set forth in this Exhibit A (and which have not previously terminated pursuant to the terms of the Grant Agreement) will automatically terminate as of the last day of the Performance Period.

For purposes of the Award, the following definitions shall apply:

--	"EPS" means the diluted earnings per share of the Company as determined for financial reporting purposes consistent with Financial Accounting Standard 158, after any extraordinary items, if applicable.

--	"Beginning EPS" means the EPS for the fiscal year immediately preceding the Grant Date.

--	"Aggregate Three Year EPS" means the total of the Company's EPS for each of the years in the Performance Period, Target or Maximum ranges set out above each year in the Performance Period.

--	"Percentile Ranking" means the percentile ranking of the simple average of the Company's Return on Average Assets (ROAA) for the years in the Performance Period, as compared to the simple average ROAA of all public banks with between $1 billion and $2.5 billion in total assets, as measured and published by SNL Financial.

--	"Performance Period" means the period commencing on the January 1 immediately prior to the Grant Date and ending three years thereafter.

--	"ROAA" or Return on Average Assets" means the Company's (or peer companies') net income divided by average assets for a calendar year, with average assets determined based on assets as of the same reporting periods for the Company as is used in determining average assets in SNL Financial's rankings each year.

The Committee shall make all determinations regarding the achievement of Percentile ROAA Ranking and EPS Aggregate Annual Growth based on Company financial statements as filed with the Securities and Exchange Commission, and the peer group rankings based on publicly available information, and the determination of the Committee shall be final and binding on all parties.

S.Y. BANCORP, INC.

AMENDMENT TO RESTRICTED STOCK UNIT
GRANT AGREEMENT

This is an Amendment (this "Amendment") to a Restricted Stock Unit ("RSU") Grant Agreement originally dated as of _________________, 2012 (the "Original Award") (the "Grant Date"), between S.Y. Bancorp, Inc. (the "Company") and _______________________________ (the "Grantee"). This Amendment shall be effective as of ______________, 2013.

RECITALS

A.	By action of the Committee, the Company granted RSUs to the Grantee which vest based on the Company's performance during a three-year period as set forth on Exhibit A to the Original Award.

B.
The Company has entered into a merger agreement with another financial institution, and expects to incur costs in connection with that transaction which were not contemplated when the EPS Annual Growth targets were established in the Original Award.

C.
The Committee has determined that it would be inconsistent with its compensation philosophy to reduce the vested portion of equity awards based on costs incurred in connection with a transaction, where the transaction's benefit to the Company's shareholders will not be fully realized before the end of the Performance Period, and it therefore wishes to amend the Original Award to exclude such costs in measuring EPS growth over the Performance Period.

AMENDMENT

In accordance with Section 11 of the Original Award, and Section 11.4 of the Plan, the Committee hereby unilaterally amends the Original Award as follows:

1.           All capitalized terms used herein and not otherwise defined shall have the meanings given in the Original Award.

2.           The definition of EPS as used in Exhibit A to the Original Award is hereby amended so that as amended, it shall read in its entirety as follows:

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"EPS" means the diluted earnings per share of the Company as determined for financial reporting purposes consistent with Financial Accounting Standard 128 (now ASC 260), after any extraordinary items, if applicable, and excluding any acquisition costs and restructuring adjustments made to EPS as a result of a business combination that occurs during the Performance Period in accordance with Financial Accounting Standard 141 (revised; now ASC 805).

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3.           In all other respects, the Original Award remains in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed solely on behalf of the Company in accordance with Section 11 of the Original Award, and shall be delivered to the Grantee to provide notice of the Amendment.

S.Y. BANCORP, INC.

By:

Title:

Date:

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